Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

(AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002)

I, G. J. Hart, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)           The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 29, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 12, 2005

By /s/ G. J. Hart
G. J. Hart
President & Chief Executive Officer

A signed copy of this original statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.